EXHIBIT 10.3

STATE OF ALABAMA	)
COLBERT COUNTY	)

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”) is by and between Tommy Pounders and Janie Pounders (the “Optionors”) and Tennessee Valley Agri-Energy, LLC (“Optionee”) as of the 15th day of June, 2007

WITNESSETH:

WHEREAS, Optionor is the owner of certain parcels of land situated in Colbert County, State of Alabama, the general parameters thereof being outlined on Exhibit “A” attached hereto and made a part hereof by reference, together with the easements, appurtenances, and rights thereunto belonging (collectively, the “Property”); and

WHEREAS, Optionee desires to acquire an option to purchase the Property or a portion thereof (the “Option”) on the terms and conditions hereinafter set forth, and Optionor is willing to grant such Option;

NOW THEREFORE, in consideration of the Property, the payment by Optionee to Optionor of the sum of five hundred dollars ($500.00) the “Initial Option Fee”) plus legal, filing and any other related customary fees incurred by Optionor, which Initial Option Fee shall be applied to the Purchase Price at Closing, the promises and covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Option.  Optionor hereby grants, bargains, sells, and conveys to Optionee the Option to purchase the Property for the Purchase Price (as hereinafter defined) for the purpose of constructing an ethanol producing plant thereon and subject to the terms and conditions hereinafter set forth.

2.                                       Initial Option Period.  The Initial Option Period shall start on June 15, 2007 and end on November 30, 2007.

3.                                       Extended Option Period. If the Optionee is in compliance with all requirements set forth in this Option Agreement, the Optionee may extend the option period to the 1st day of May, 2008 (“Extended Option Period”) by providing a written request to extend the Option period and payment of five thousand dollars ($5000.00) the “Extended Option Fee”) to the Optionor on or before November 30, 2007.

4.                                       Purchase Price.  The purchase price (“the Purchase Price”) for the Property, which consists of approximately 45 acres, shall equal Eight Thousands Dollars ($8,000.00) per acre as established by the survey required in Section 8 of this document plus sixty three thousand two hundred forty dollars ($63,240.00) for all improvements located on the property.

5.                                       Exercise of Option.  The Notice of Exercise, the Request to Extend the Option Period and other relevant written notices shall be sent to Tommy Pounders at the following address: 1140 East Fourth Street, Cherokee, AL 35616.

6.                                       Closing:

(a)                                  Upon exercise of the Option as herein provided, the closing (the “Closing”) of the purchase and sale of the Property shall be consummated within thirty (30) days of receipt of the Notice of Exercise, upon such date and at such place as Optionor and Optionee may reasonably agree.  If the Closing is delayed as a result of the act or failure to act of Optionor in which event the date for Closing shall be extended until such time as Optionor has complied with its obligations hereunder.

(b)                                 Conveyance of the Property by Optionor shall be by general warranty deed (the “Deed”) in a form acceptable to Optionee, conveying fee simple, merchantable title to the Property and subject only to itemized matters acceptable to Optionee, including, but not limited to covenants, restrictions, and easements of record as of the date hereof (the “Permitted Exceptions”), matters of survey and taxes for the current year.   At Optionee’s election, the legal description used in the Deed shall be a legal description based upon the Survey (as hereinafter defined).  Optionee shall be responsible for the cost of preparing the deed.

(c)                                  Real estate taxes, if any, with respect to the Property shall be prorated between Optionor and Optionee as of the date of the Closing in accordance with the custom and practice in Colbert County.

(d)                                 Optionor shall furnish, at its expense, Optionee with an ALTA Form B Title Insurance Commitment showing all liens, claims, and encumbrances (including easements, covenants, and restrictions) affecting title to the real property.  Copies of all underlying title documents referred to in the title commitment report are to be included.

(e)                                  Conveyance of the Property by Optionor to Optionee shall include a Right of Refusal and Repurchase Option to be executed at Closing, including but not limited to, the terms set forth on Exhibit “B” attached hereto.

(f)                                    Optionee shall provide Optionor copies of all property reviews, tests, surveys and other relevant studies conducted during the initial or extended option period.

7.                                       Hazardous Waste.  This Option Agreement is contingent on the Property containing no solid waste or materials, the disposal of which is regulated by any applicable federal, state or local law, including, without limitation, waste, pollutants or materials deemed to be “hazardous substances”.  Hazardous substances shall mean any and all hazardous substances, toxic materials, pollutants, hazardous or toxic waste defined in any federal, state, county or municipal law, rule, regulation or ordinance.  Optionee may, at its expense, conduct Phase I and II environmental studies on the property during the Option Period.

8.                                       Representations and Warranties of Seller.  Optionor hereby warrants and represents to Optionee that:

(a)                                  Optionor represents that Optionor is the owner or representative of the Property and has full power and absolute authority to enter into this

Agreement and to grant the Option and thereafter to convey the Property as herein set forth at the Closing.

(b)                                 To the best of Optionor’s knowledge and information, Optionor hereby represents and warrants to Optionee that there are no environmentally hazardous materials on or affecting the Property, and further, that the Property, to the best of Optionor’s knowledge and information, is in compliance with all applicable federal and state and local environmental laws, rules and regulations including, but not limited to, CERCLA, RCRA and all judicial and administrative interpretations thereof, including any judicial or administrative orders, directives and judgments.

(c)                                  No broker’s commission is due and owing to any broker for services rendered to Seller in connection with the transaction contemplated herein.  Optionor hereby agrees to indemnify and hold Optionee harmless from and against any claim of any broker for any such fees or commissions resulting from any such services allegedly rendered to Optionor.

9.                                       Survey.  Optionee shall, at its expense, have a boundary survey (the “Survey”) of the Property prepared by a Registered Land Surveyor during the Option Period, a copy of which shall be provided to the Optionor.

10.                                 Failure to Exercise/Close.

(a)                                  In the event Optionee fails to exercise its Option to purchase the Property or, in the event Optionee exercises the Option and then fails or refuses to purchase the Property, Optionor shall have the right to cancel this Agreement and retain the Option Fee.  Notwithstanding the foregoing, if Optionee elects not to purchase the property due to a breach of Optionor’s representations and warranties contained herein, the Option Fee shall be returned to Optionee.

(b)                                 In the event Optionor fails or refuses to comply with this Agreement, Optionee shall have the right to cancel this Agreement and recover the Option Fee or to pursue other remedies, including the remedy of specific performance.  Optionor shall be liable for and shall pay all costs and expenses incurred by Optionee arising out of or in connection with or resulting from the failure or refusal of Optionor to close the purchase of the Property as set forth herein, including, but not limited to, legal fees and costs incurred in connection with Optionee’s efforts to purchase the property.

11.                                 Notices.  Any notice provided pursuant to this Agreement shall not be deemed to have been duly given or served unless in writing and forwarded by hand delivery, by certified U.S. Mail, postage prepaid, addressed to a party at its principal business address.  Notices shall be deemed effective upon receipt if delivered by hand and upon the deposit thereof in the U.S. Mail.

12.                                 General.  This Agreement shall be binding and inure to the benefit of the parties hereto, their successors and assigns.  The laws of the State of Alabama shall govern this Agreement.

IN WITNESS WHEREOF, the parties shall be deemed to have entered into this Agreement on June 22, 2007 or the date of the change last initialed by the parties, whichever is later (the “Effective Date”).

OPTIONEE:		OPTIONORS:
Tennessee Valley Agri-Energy, LLC

By:	/s/ Dennis Bragg	By:	/s/ Tommy Pounders
	Its: Vice President		Tommy Pounders

By:	/s/ Charles Robertson	By:	/s/ Janie Pounders
	Its: Secretary/Treasurer		Janie Pounders

STATE OF ALABAMA

COUNTY OF COLBERT

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Dennis Bragg, Vice President/Charles Robertson, as the Vice President and Secretary/Treasurer of Tennessee Valley Agri-Energy, a limited Liability corporation, and whose name is signed to the foregoing and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he has, as such officer and with full authority, executed the same voluntarily as of the day the same bears date.

Given under my hand and official seal this the 22nd day of June, 2007.

/s/ Shirley McClure
NOTARY PUBLIC
My commission expires: 4-7-08	(SEAL)

STATE OF ALABAMA	)
COLBERT COUNTY	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Tommy Pounders, whose name is signed to the foregoing and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he has, as such officer and with full authority, executed the same voluntarily as of the day the same bears date.

Given under my hand and official seal this the 15th day of June, 2007.

/s/ Debra J. Johnson
NOTARY PUBLIC
My commission expires: 03/16/11	(SEAL)

STATE OF ALABAMA	)
COLBERT COUNTY	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Janie Pounders, whose name is signed to the foregoing and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he has, as such officer and with full authority, executed the same voluntarily as of the day the same bears date.

Given under my hand and official seal this the 15th day of June, 2007.

/s/ Debra J. Johnson
NOTARY PUBLIC
My commission expires: 03/16/11	(SEAL)